UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)             July 24, 2008
NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code             (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective July 24, 2008, the Company appointed Gordon A. Troup to serve on its Board of Directors. Mr. Troup was appointed to a term ending at the Company’s Annual Stockholders’ Meeting in 2009, when he is expected to stand for election for another term ending in 2012. Mr. Troup recently retired as President of the Nuclear Pharmacy Services business at Cardinal Health, Inc. (Cardinal), a multinational medical products and services company. Mr. Troup was President of the Nuclear Pharmacy Services division from January 2003 until his retirement in December 2007. Mr. Troup joined Cardinal in 1990 and was appointed Group President of Pharmaceutical Distribution and Specialty Distribution Services in 1999. Prior to joining Cardinal, Mr. Troup was employed for 10 years by American Hospital Supply Corporation and 3 years by Zellerbach Paper, a Mead Company. Mr. Troup has a B.S. degree in Business Management from San Diego State University. Mr. Troup is the member of several national healthcare trade organizations and is active in a number of not-for-profit organizations. Mr. Troup has been appointed to serve on the Audit Committee of the Company’s Board of Directors.
     Mr. Troup will receive a quarterly retainer of $5,000 and earn $1,500 per board meeting attended in person or $500 per telephonic board meeting. Mr. Troup will also earn $500 per Audit Committee meeting attended. In connection with Mr. Troup’s appointment to the Company’s Board of Directors, the Company will grant Mr. Troup 10,000 options to purchase shares of the Company’s common stock. The stock options will be granted under the Second Amended and Restated Neoprobe Corporation 2002 Stock Incentive Plan. Each option entitles Mr. Troup to purchase one share of the Company’s common stock upon vesting, at a price equal to the closing price of the Company’s common stock on the last trading day before the grant. The options vest on the first anniversary of the date of grant. On July 29, 2008, the Company issued a press release entitled “Neoprobe Increases Board of Directors” in connection with the appointment of Mr. Troup. A copy the Company’s July 29, 2008, press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Neoprobe Corporation press release dated July 29, 2008, entitled “Neoprobe Increases Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: July 29, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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